EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, as amended by the Reports on Form 10-K/A dated April 30, 2001 and June 29, 2001, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP

San Antonio, Texas
August 28, 2001